Loan No. RI1080S02

REVOLVING CREDIT SUPPLEMENT

THIS REVOLVING CREDIT SUPPLEMENT (“Supplement”) to the Master Loan Agreement (as amended) dated August 30, 2013 (“MLA”), is entered into as of SEP 08 2017 between AGCOUNTRY FARM CREDIT SERVICES, PCA, successor by merger to UNITED FCS, PCA, a federally-chartered instrumentality of the United States (“Lead Lender”) and GRANITE FALLS ENERGY, LLC, Granite Falls, Minnesota, a limited liability company (together with its permitted successors and assigns, the “Company”).  Capitalized terms not otherwise defined in this Supplement will have the meanings set forth in the MLA.

SECTION 1.  REVOLVING CREDIT COMMITMENT.  On the terms and conditions set forth in the MLA and this Supplement Lead Lender agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $6,000,000.00, at any one time outstanding (the “Commitment”).  Within the limits of the Commitment, the Company may borrow, repay and re-borrow.

SECTION 2.  PURPOSE.  The purpose of the Commitment is to finance the operating needs of the Company and to combine $6,000,000.00 of the loans made by United FCS, PCA to the Company under Revolving Term Loan Supplement numbered RI1080T01B, dated as of July 22, 2014, with and into this Supplement for a total Commitment amount stated in Section 1 hereto.  The combination of these loans with and into this Supplement shall not be considered a refinance or new debt for the purposes of Minnesota Mortgage Registration Tax.

SECTION 3.  TERM.  The term of the Commitment will be from the date hereof, up to and including October 1, 2018, or such later date as Agent may, in its sole discretion, authorize in writing (the “Term Expiration Date”).

SECTION 4.  LIMITS ON ADVANCES, AVAILABILITY, ETC.  The loans will be made available as provided in Section 3 of the MLA.

SECTION 5. INTEREST.  The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)  One-Month LIBOR Index Rate.  At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 2.750% above the higher of:  (1) zero percent (0.000%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day.  The rate will be reset automatically, without the necessity of notice being provided to Agent, the Company, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option.  Information about the then-current rate will be made available upon telephonic request.  For purposes hereof:  (a) “U.S. Banking Day” means a day on which Agent is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” will have the meaning as set forth in “FRB Regulation ID”; and (c) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 20, as amended.

00079054

GRANITE FALLS ENERGY, LLC

Granite Falls, Minnesota

Supplement No. RI1080502

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Agent will require in a written notice to the Company (“Interest Payment Date”).

SECTION 6.  PROMISSORY NOTE.  The Company promises to repay the unpaid principal balance of the loans on the Term Expiration Date.

In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 7.  SECURITY.  The Company’s obligations hereunder and, to the extent related hereto, under the MLA, will be secured as provided in Section 6 of the MLA or in a closing instruction letter signed by the parties (an “Instruction Letter”).

SECTION 8.  FEES.

(A)  Commitment Fee.  In consideration of the Commitment, the Company agrees to pay to Agent a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.250% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month.  Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

SECTION 9.  LETTERS OF CREDIT.  If agreeable to Agent in its sole discretion in each instance, in addition to loans, the Company may utilize the Commitment to open irrevocable letters of credit for its account.  Each letter of credit will be issued within a reasonable period of time after Agent’s receipt of a duly completed and executed copy of Agent’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn under such letter of credit.  Any draw under any letter of credit issued hereunder will be deemed a loan under the Commitment and will be repaid in accordance with this Supplement.  Each letter of credit must be in form and content acceptable to Agent and must expire no later than the maturity date of the Commitment.

SIGNATURE PAGE FOLLOWS

GRANITE FALLS ENERGY, LLC

Granite Falls, Minnesota

Supplement No. RI1080502

SIGNATURE PAGE TO SUPPLEMENT

IN WITNESS WHEREOF, the parties have caused this Supplement to the MLA to be executed by their duly authorized officer(s).

GRANITE FALLS ENERGY, LLC

Name:/s/ Stacie Schuler

By:Stacie Schuler

Title:CFO

GRANITE FALLS ENERGY, LLC

Granite Falls, Minnesota

Supplement No. RI1080502

SIGNATURE PAGE TO SUPPLEMENT

IN WITNESS WHEREOF, the parties have caused this Supplement to the MLA to be executed by their duly authorized officer(s).

AGCOUNTRY FARM CREDIT SERVICES, PCA, successor by merger to UNITED FCS, PCA

By:/s/ Nicole Schwartz

Name:Nicole Schwartz

Title:Vice President